EXHIBIT 8.1


          [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]


                                            January 25, 1999


Apartment Investment and Management Company
1873 South Bellaire Street, Suite 1700
Denver, Colorado 80222

Ladies and Gentlemen:

         We have acted as counsel to Apartment Investment and Management Company, a Maryland corporation ("AIMCO"), in connection with the proposed merger (the "Merger") of Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), with and into AIMCO, pursuant to a Second Amended and Restated Agreement and Plan of Merger, dated as of January 22, 1999 (the "Merger Agreement"), between AIMCO and IPT. At your request, in connection with the filing of the Information Statement/Prospectus (the "Information Statement") constituting a part of AIMCO's registration statement on Form S-4 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), we are rendering our opinion concerning the material United States federal income tax consequences of the Merger. This opinion supercedes our previous opinion to you dated December 28, 1998. Unless otherwise specified herein, all capitalized terms shall have the meanings ascribed to them in the Merger Agreement.

         In rendering our opinion, we have examined and relied upon the accuracy and completeness of the facts, information, covenants, statements and representations contained in originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Registration Statement, and such other documents and information as we have deemed necessary or appropriate as a basis for the opinion set forth below. Our opinion is expressly conditioned on, among other things, the accuracy as of the date hereof, and the continuing accuracy of all of such facts, information, covenants, statements and representations up to and including the Effective Time.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We have also assumed that the contemplated transactions will be consummated at the Effective Time in accordance with the terms of the Merger Agreement. In addition, we have, with your consent, relied upon statements, representations and covenants contained in certificates executed by officers of AIMCO and IPT dated January 25, 1999 (the "Tax Certificates"), and we have assumed that the Tax Certificates are true, complete and accurate, and will be re-executed by the appropriate officers of AIMCO and IPT as of the Effective Time. We have also relied upon the opinion of Ballard Spahr Andrews & Ingersoll LLP, dated January 25, 1999, with respect to certain matters of Maryland law.

         In rendering our opinions, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, judicial decisions, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, all as of the date hereof and all of which are subject to change and differing interpretation at any time, possibly with retroactive effect. A material change in the authorities or the facts, information, covenants, statements, representations or assumptions upon which our opinion is based could affect our conclusions herein.

         Based upon and subject to the foregoing, we are of the opinion that under current law, unless AIMCO elects to pay the consideration for the Merger solely in cash, (i) the Merger will qualify as a reorganization within the meaning of section 368(a) of the Code and (ii) each of AIMCO and IPT will be a "party to the reorganization" within the meaning of section 368(b) of the Code. We are also of the opinion that, although the discussion set forth in the Information Statement under the caption "Federal Income Tax Consequences of the Merger" does not purport to discuss all possible United States federal income tax consequences of the Merger, such discussion constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the Merger to an IPT shareholder and to AIMCO, under current law.

         Except as set forth above, we express no opinion to any party as to any consequences of the Merger, any transactions related thereto or any issue relating to AIMCO or any investment therein. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in applicable law. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any purpose, except that we consent, in accordance with the requirements of Item 601(a)(23) of Regulation S-K under the Securities Act, to the filing of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                             Very truly yours,

                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP